Exhibit 5.1

        [Ballard Spahr Andrews & Ingersoll, LLP Letterhead appears here]

                                                               February 13, 2002


C-COR.net Corp.
60 Decibel Road
State College, Pennsylvania  16801

                  Re:      C-COR.net Corp. Common Stock Offering
                           -------------------------------------
Ladies and Gentlemen:

                  We have acted as special counsel to C-COR.net Corp., a Pennsylvania corporation (the "Company") in connection with the registration under the Securities Act of 1933, as amended, of 3,000,000 of common stock (with up to 450,000 additional shares of common stock subject to an over-allotment option granted by the Company to the underwriters) of the Company, par value $0.05 per share (the "Shares"), to be sold by the Company pursuant to the Registration Statement, as amended to the date hereof, filed on Form S-3 (File No. 333-75888)(the "Registration Statement").

                  In our capacity as counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and all exhibits thereto. We have also examined and relied upon such corporate records of the Company, and other documents and instruments, and such certificates or comparable documents of representatives of the Company, and have made such inquiries of such officers, representatives and other persons and have considered such matters of law as we have deemed appropriate as the basis for the opinions hereinafter set forth. In all cases, we have assumed the legal capacity and competence of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of documents submitted to us as certified, conformed, photostatic or facsimile copies and the accuracy and completeness of all corporate records and other information made available to us by the Company.

                  Based upon the foregoing and subject to the assumptions set forth herein, we are of the opinion that the Shares have been duly and properly authorized for issuance and, when duly executed, delivered, issued and paid for, will be legally issued, fully paid and non-assessable.

                  We hereby consent to the sole use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the prospectus included therein. This opinion is not to be used, circulated, quoted, referred to or relied upon by any other person or for any other purpose without our prior written consent.


                               Very truly yours,

                               /s/ Ballard Spahr Andrews & Ingersoll, LLP